Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k), as promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13G (including amendments thereto) with regard to the common stock of Wheeler Real Estate Investment Trust, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 14, 2024.

Date: February 14, 2024	AY2 CAPITAL LLC

By: Never Summer Holdings, LLC, its managing member

	By:	/s/ Harrison Wreschner
Name: Harrison Wreschner
Title: Managing Member

Date: February 14, 2024	By:	/s/ Harrison Wreschner
Name: Harrison Wreschner

Date: February 14, 2024	NEVER SUMMER HOLDINGS, LLC

	By:	/s/ Harrison Wreschner
Name: Harrison Wreschner
Title: Managing Member

Date: February 14, 2024	By:	/s/ Joseph Cohen
Name: Joseph Cohen

Date: February 14, 2024	RRJA LLC

	By:	/s/ Joseph Cohen
Name: Joseph Cohen
Title: Managing Member